Exhibit 10.2

AMENDMENT TO LOAN AGREEMENT AND NOTE

This amendment (the “Amendment”) is made between the undersigned borrower (the “Borrower”) and U.S. Bank National Association (the “Bank”) and shall be effective as of the date set forth on the last page of the Amendment, except as otherwise provided below.

RECITALS

A.

Borrower (or predecessor) and Bank (or predecessor) executed a loan agreement originally dated or amended or restated as of May 1, 2013 (as further amended and/or restated, the “Agreement”). In accordance with the Agreement, Borrower (or predecessor) executed a note originally dated or amended as of May 1, 2013 (as further amended and/or restated, the “Note”). The Agreement, the Note and all collateral and/or other documents, which may or may not be identified in the Agreement, which supplement, secure or otherwise relate to the credit facility created under the Agreement and evidenced by the Note are collectively referred to as the “Loan Documents”. The Loan Documents set forth the terms and conditions upon which Borrower has obtained or may obtain a loan or loans from Bank in the original or amended or restated principal amount of $8,000,000.00, as such amount may have been or may from time to time be increased or decreased according to the terms of the Loan Documents.

B.	Borrower has requested that Bank permit certain modifications to the Agreement and Note as described below.

C.	Bank has agreed to such modifications, but only upon the terms and conditions outlined in the Amendment.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, Borrower and Bank agree as follows:

ADDITIONS, DELETIONS OR CHANGES IN TERMS

The following provisions are hereby added to the Agreement and Note or, if so indicated below, specified provisions of the Agreement and Note are modified, in part, or deleted or performance thereof is waived to the extent provided below. If any provision or partial provision added below already exists in the Agreement or Note, such provision is restated in its entirety. Capitalized terms used in the Amendment not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Modification of Maturity Date.     Any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with “May 1, 2016”.

Interest Rate.     Notwithstanding anything to the contrary in the Note or the Amendment, for purposes of determining any rate of interest which is based upon a stated formula, neither the interest rate nor the index or other referenced rate upon which the interest rate is based shall at any time be less than 0%.

Payment Schedule.     The payment schedule for the Note shall be amended as follows:

Interest is payable beginning July 1, 2015, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

Principal is payable on May 1, 2016, the maturity date.

Default Interest Rate.     Notwithstanding any provision of the Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), Bank may, at its option and subject to applicable law, (a) increase the interest rate on the Note to a rate of 5% per annum plus the interest rate otherwise payable under the Note and (b) until Bank elects to accelerate payment of the Note according to the default section, increase the required periodic payments under the Note accordingly. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on the Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable under the Note.

MISCELLANEOUS TERMS

Effectiveness of Prior Documents.     Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

Preconditions to Effectiveness.      The Amendment shall only become effective upon execution by Borrower and Bank, and approval by any other third party required by Bank.

No Waiver of Defaults; Warranties.     The Amendment shall not be construed as or be deemed to be a waiver by Bank of existing defaults by Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of the Amendment.

Counterparts.     The Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization.     Borrower represents and warrants that the execution, delivery and performance of the Amendment and the documents referenced herein are within the authority of Borrower and have been duly authorized by all necessary action.

USA PATRIOT Act; Anti-Corruption Laws, Sanctions and Anti-Terrorism Laws.

(a)     IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Bank will ask each person in a financial transaction their name, address and other information that will allow Bank to identify such person. Bank may also ask to see other documents that substantiate a person’s identity.

(b)     Borrower represents, warrants, covenants and agrees as follows:

(i)     Borrower, each and all entities 50% or more owned, directly or indirectly, by Borrower (“Subsidiaries”), and their respective officers, employees, directors and agents are and at all times will remain in compliance with the following: (A) all laws, rules, and regulations of any jurisdiction applicable to Borrower or is Subsidiaries from time to time concerning or relating to bribery or corruption (“Anti-Corruption Laws”), (B) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the U.S. Department of Treasury’s Office of Foreign Assets Control or successor (“OFAC”) or the U.S. Department of State or successor (“Sanctions”), and (C) the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any enabling legislation or executive order relating thereto or successor statute thereto (“Anti-Terrorism Laws”), all as may by amended from time to time.

(ii)     The loans made hereunder comply with, and neither the loans made hereunder nor the use of the proceeds thereof will violate, any Anti-Corruption Laws, Sanctions, or Anti-Terrorism Laws.

(iii)     None of the Borrower, any Subsidiary or any of their respective directors, officers or employees is (A) listed in any Sanctions-related list of designated persons maintained by OFAC or the U.S. Department of State, (B) operating, organized or resident in a country or territory which is itself the subject or target of any comprehensive Sanctions (“Sanctioned Country”), (C) an agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (D) 50% or more owned, directly or indirectly, by any of the above.

(iv)     Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by Bank in order to assist Bank in maintaining compliance with Anti-Corruption Laws, Sanctions and the PATRIOT Act.

Copies; Electronic Records.     Borrower hereby acknowledges the receipt of a copy of the Amendment, the Agreement and Note and all other Loan Documents. Bank may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Amendment, and any or all of the Loan Documents, including the Agreement and Note. Bank may store the electronic image of such Amendment and Loan Documents in its electronic form and then destroy the paper original as part of Bank’s normal business practices, with the electronic image deemed to be an original. To the extent permitted by law, Borrower and Bank agree that Bank may convert the Note into a “transferable record” or the equivalent thereof as defined in applicable law and that such transferable record shall be the authoritative copy of the Note. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

Attachments.     All documents attached hereto, including any appendices, schedules, riders, and exhibits to the Amendment, are hereby expressly incorporated herein by reference.

Dated as of June 23, 2015

BORROWER:

Art’s Way Manufacturing Co., Inc.
a/an Delaware Corporation

By: /s/ Carrie Majeski
Name and Title: Carrie Majeski, President

BANK:

Agreed to:
U.S. Bank National Association

By: /s/ Douglas Ragaller
Name and Title: Douglas Ragaller, Market President